UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2009, Richard D. Burman was appointed to serve as Senior Vice President, Operations of Bristow Group Inc. (the “Company”) in connection with a reorganization of the Company’s senior management structure.  Prior to this appointment, Mr. Burman served as Senior Vice President, Eastern Hemisphere of the Company.  Mr. Burman, age 55, joined the Company in October 2005 as Senior Vice President, Eastern Hemisphere.  He also serves as Managing Director of Bristow Helicopter Group Ltd.  Before joining the Company, Mr. Burman held various positions within the Baker Hughes group of companies for over ten years, most recently as Region General Manager, Mediterranean and Africa for Baker Hughes INTEQ.

As part of the same management reorganization, Mr. Mark Duncan was appointed to the position of Senior Vice President, Commercial and Ms. Hilary Ware was appointed to the position of Senior Vice President, Administration.

Mr. Duncan previously served as Senior Vice President, Western Hemisphere.  He joined the Company in January 2005 as Vice President, Global Business Development and was promoted to Senior Vice President, Global Business Development effective January 1, 2006. Prior to joining the Company, Mr. Duncan worked at ABB Lummus Global Inc. from 2002 to 2005. At ABB, Mr. Duncan served as Commercial Director in the Deepwater Floating Production Systems division, based in Houston, Texas.

Ms. Ware joined the Company in August 2007 as Vice President of Global Human Resources.  Prior to joining the Company, Ms. Ware was Vice President, Human Resources for BHP Billiton Petroleum from 2006 to 2007.  Prior to joining BHP Billiton, Ms. Ware was Vice President Human Resources, Worldwide for Hanover Compressor Company from 2002 to 2006.  Prior to 2002, Ms. Ware served for 20 years in a variety of roles as a human resources professional with BP PLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2009

BRISTOW GROUP INC.
(Registrant)

By: /S/ Randall A. Stafford
Randall A. Stafford
Vice President, General
Counsel and Corporate Secretary